UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	1-6314	04-1717070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of Principal Executive Offices, and Zip Code)

(818) 362-8391
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TPC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gary G. Smalley as President and Subsequently as Chief Executive Officer

On November 16, 2023, Tutor Perini Corporation (the “Company”) announced that its Board of Directors (the “Board”) has appointed Gary G. Smalley to the position of President, effective November 15, 2023. In connection with the appointment, Mr. Smalley ceased to serve as Executive Vice President and Chief Financial Officer of the Company, effective November 15, 2023. The Company plans for Mr. Smalley to succeed Ronald N. Tutor as Chief Executive Officer of the Company effective January 1, 2025, with Mr. Tutor transitioning to the role of Executive Chairman of the Company’s Board at that time, consistent with the timing of the leadership succession plan previously disclosed by the Company and reflected in Mr. Tutor’s Amended and Restated Employment Agreement, effective as of June 1, 2021.

Mr. Smalley, age 64, has served as Executive Vice President and Chief Financial Officer of the Company since September 2015. Previously, he held several financial management roles during nearly 24 years with Fluor Corporation (“Fluor”), a multinational engineering and construction firm. With Fluor, he served as Senior Vice President and Controller for seven years, as Group Chief Financial Officer for one of Fluor’s business segments, as Vice President of Internal Audit and in several other financial operations management roles in Australia, Chile, Mexico and the United States. Prior to joining Fluor, he held audit positions with Ernst & Young LLP and J.P. Stevens and Company. Mr. Smalley holds a Bachelor of Science in Business Administration from the University of North Carolina at Chapel Hill and a Master of Business Administration from Northwestern University. He is a Certified Public Accountant, Certified Fraud Examiner and a Chartered Global Management Accountant.

In connection with his appointment, the Company expects to amend and restate Mr. Smalley’s employment agreement (the “Smalley Employment Agreement”). Pursuant to the Smalley Employment Agreement, as President, (i) effective November 15, 2023, Mr. Smalley’s annual base salary will increase from $1,000,000 to $1,100,000, (ii) effective November 15, 2023, Mr. Smalley’s target annual incentive opportunity will increase from 100% to 125% of his annual base salary (pro-rated for Mr. Smalley’s 2023 incentive opportunity), and (iii) for 2024, Mr. Smalley’s target annual long-term incentive opportunity will increase to $3,000,000. Additionally, in connection with his appointment, on November 15, 2023, Mr. Smalley received a deferred cash award that will vest in three equal annual installments subject to Mr. Smalley’s continued service through each applicable vesting date. The amount of the deferred cash award will be equal to the value of 124,379 shares of Company common stock on the applicable deferral date and will increase or decrease in value based on the Company’s stock price movement over the vesting period.

The Smalley Employment Agreement also will provide that upon Mr. Smalley’s anticipated promotion to Chief Executive Officer, (i) Mr. Smalley’s annual base salary will increase to $1,200,000, (ii) Mr. Smalley’s target annual incentive opportunity will increase to 150% of his annual base salary, and (iii) Mr. Smalley’s target annual long-term incentive opportunity will increase to $4,000,000.

Mr. Smalley has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Smalley and any other persons pursuant to which he was selected as an officer of the Company. There are no related party transactions between Mr. Smalley and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

The foregoing description of the Smalley Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Smalley Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

Appointment of Ryan J. Soroka as Senior Vice President and Chief Financial Officer

On November 16, 2023, the Company announced the appointment of Ryan J. Soroka to the positions of Senior Vice President and Chief Financial Officer (in addition to his current role as Chief Accounting Officer), effective November 15, 2023. The Company announced that it is currently searching for a new Chief Accounting Officer and that Mr. Soroka will continue to serve as the Company’s Chief Accounting Officer until a replacement is appointed.

Mr. Soroka, age 41, has served as Vice President and Chief Accounting Officer of the Company since April 2017. Previously, he served as Vice President of Finance Operations of the Company from January 2015 to April 2017. From October 2013 to November 2016, Mr. Soroka served as Vice President and Chief Financial Officer of Frontier-Kemper Constructors, Inc., a subsidiary of the Company. From June 2011 to October 2013, he served as Director of Technical Accounting at the Company. Prior to that time, from August 2004 to June 2011, Mr. Soroka worked at Deloitte & Touche, LLP, most recently as Manager, Assurance and Advisory Services. Mr. Soroka has a Bachelor of Science in Business Administration from the University of Southern California and is a Certified Public Accountant (inactive).

In connection with his appointment, the Company expects to enter into a letter agreement with Mr. Soroka (the “Soroka Letter Agreement”). Pursuant to the Soroka Letter Agreement, as Senior Vice President and Chief Financial Officer, (i) effective November 15, 2023, Mr. Soroka’s annual base salary will increase from $465,000 to $575,000, (ii) effective November 15, 2023, Mr. Soroka’s target annual incentive opportunity will increase from 60% to 70% of his annual base salary (pro-rated for Mr. Soroka’s 2023 incentive opportunity), and (iii) Mr. Soroka’s target annual long-term incentive opportunity will be $250,000.

Mr. Soroka has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Soroka and any other persons pursuant to which he was selected as an officer of the Company. There are no related party transactions between Mr. Soroka and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

The foregoing description of the Soroka Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Soroka Letter Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

A copy of the Company’s press release announcing the appointments of Mr. Smalley and Mr. Soroka is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Note Regarding Forward-Looking Statements

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; revisions of estimates of contract risks, revenue or costs, economic factors such as inflation, the timing of new awards, or the pace of project execution, which has resulted and may continue to result in losses or lower than anticipated profit; increased competition and failure to secure new contracts; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; risks and other uncertainties associated with assumptions and estimates used to prepare our financial statements; a significant slowdown or decline in economic conditions, such as those presented during a recession; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; failure to meet our obligations under our debt agreements (especially in a high interest rate environment), including the spring-forward maturity on January 30, 2025 of our Term Loan B and Revolver if any of the 2017 Senior Notes remain outstanding as of such date; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; possible systems and information technology interruptions and breaches in data security and/or privacy; an inability to obtain bonding could have a negative impact on our operations and results; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; decreases in the level of government spending for infrastructure and other public projects; downgrades in our credit ratings; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; the impact of inclement weather conditions on projects; risks related to government contracts and related procurement regulations; significant fluctuations in the market price of our common stock, which could result in substantial losses for stockholders and potentially subject us to securities litigation; client cancellations of, or reductions in scope under, contracts reported in our backlog; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; public health crises, such as COVID-19, have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; the exertion of influence over the Company by our chairman and chief executive officer due to his position and significant ownership interest; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 15, 2023 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed on November 9, 2023, and in other reports that we file with the Securities and Exchange Commission from time to time. The

Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01.        Financial Statements and Exhibits

(d)          Exhibits

Exhibit Number	Description
99.1	Press release
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUTOR PERINI CORPORATION

Date:	November 17, 2023	By:	/s/ Anthony C. Fiore
Anthony C. Fiore
Corporate Secretary

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